Alamo Energy Announces Sale of Three Texas Wells

Company Divests Non-Core Assets to Support Shale Acreage Growth Opportunities

LONDON – November 08, 2011 – Alamo Energy Corp. (OTCBB:ALME), an independent company focused on the exploration, development and production of onshore oil and gas reserves in the United Kingdom and United States, today announced that it has completed the sale of non-core assets in Texas, consisting of three production wells, for $160,000.

The three wells, which Alamo acquired a 75% working interest in during 2009, are located on a 110-acre parcel in West Texas known as the Lozano lease. For the year ended April 30, 2011, the production from Alamo’s interests in the Lozano lease totaled approximately 1,600 barrels of oil.

“Our near-term focus is on maximizing the revenue opportunities available to us in our shale acreage while continuing to advance the development of certain oil and gas properties located on approximately 400 square kilometers in the United Kingdom,” Allan Millmaker, Chief Executive Officer, said.  “Since we acquired our majority interest in late 2009, the Lozano lease has proven to be a steady contributor of cash flow.  Given the dramatic growth in recent months of our shale acreage, the Lozano lease has taken on a reduced importance as a contributor to our overall operations. We are confident that monetizing this mature, non-core asset at this time is in the best interests of our shareholders, particularly given the limited upside of this conventional property.”

“Divesting these three wells will enable us to accelerate the development of our assets in the Appalachian basin, which have consistently proven to exceed our expectations.  Based on flow tests results, the yield from the 11 natural gas wells we have brought online to date in Kentucky is more than 1.2 million cubic feet per day.  We expect to continue to ramp up capacity in that region to drive revenue and cash flow going forward,” Millmaker concluded.

About Alamo Energy Corp.

Headquartered in London, England and with operational offices in Knox County, Kentucky and Houston, Texas, Alamo Energy Corp. (OTCBB:ALME) is an independent company focused on the exploration, development and production of onshore oil and gas reserves in the United Kingdom and United States. The company’s UK exploration program is focused on four blocks spread over 400 square kilometers in an onshore oil and gas province in South East England. Alamo’s U.S. operations are focused on the development of assets in Texas, Kentucky, Tennessee and West Virginia. For more information visit www.alamoenergycorp.com.

Forward-looking Statements:

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy. Words such as “expects,” “will,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with operations outside the United States; risks associated with oil and gas operations; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only reserves that comply with the definitions presented at Rule 4-10(a) of Regulation S-X. We use certain terms in this press release that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. Examples of such disclosures would be statements regarding “probable,” “possible,” or “recoverable” reserves among others. U.S. Investors are urged to consider closely the disclosure in our Form S-1, File No. 333-176381, available from us at 10575 Katy Freeway, Suite 300, Houston, Texas, 77024, United States of America.

Contact:

Jim Buckley
Sharon Merrill Associates
1-617-542-5300
alme@investorrelations.com
www.alamoenergycorp.com